Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

Under

The Securities Act of 1933

Sungy Mobile Limited

(Exact name of registrant as specified in its charter)

Cayman Islands	Not Applicable
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

Floor 17, Tower A, China International Center

No. 33 Zhongshan 3rd Road

Yuexiu District, Guangzhou 510055

People’s Republic of China

(Address of principal executive offices) (Zip Code)

The Amended and Restated 2006 Global Share Plan

The Amended and Restated 2010 Global Share Plan

The 2013 Share Incentive Plan

(Full title of the plans)

Law Debenture Corporate Services Inc.

400 Madison Avenue

4th Floor

New York, New York 10017

1 (212) 750-6474

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒ (Do not check if a smaller reporting company)	Smaller reporting company	☐

Copies to:

Winston Li

Chief Financial Officer

Sungy Mobile Limited

Floor 17, Tower A, China International Center

No. 33 Zhongshan 3rd Road

Yuexiu District, Guangzhou 510055

People’s Republic of China

Tel: (+86 20) 6681-5066

Z. Julie Gao, Esq. Skadden, Arps, Slate, Meagher & Flom LLP c/o 42/F, Edinburgh Tower The Landmark 15 Queen’s Road Central Hong Kong (852) 3740-4700

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered(1)	Amount to be Registered(2)	Proposed Maximum Offering Price per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Class A Ordinary Shares of Sungy Mobile Limited, $0.0001 par value	159,000	$0.0001(3)	$15.90	$0.00
Class A Ordinary Shares of Sungy Mobile Limited, $0.0001 par value	234,100	$0.87(3)	$203,667.00	$26.23
Class A Ordinary Shares of Sungy Mobile Limited, $0.0001 par value	4,676,800	$0.8826(3)	$4,127,743.68	$531.65
Class A Ordinary Shares of Sungy Mobile Limited, $0.0001 par value	667,430	$0.935(3)	$624,047.05	$80.38
Class A Ordinary Shares of Sungy Mobile Limited, $0.0001 par value	300,000	$1.1(3)	$330,000.00	$42.50
Class A Ordinary Shares of Sungy Mobile Limited, $0.0001 par value	150,000	$1.2(3)	$180,000.00	$23.18
Class A Ordinary Shares of Sungy Mobile Limited, $0.0001 par value	1,407,400	$1.3(3)	$1,829,620.00	$235.66
Class A Ordinary Shares of Sungy Mobile Limited, $0.0001 par value	17,400	$1.5(3)	$26,100.00	$3.36
Class A Ordinary Shares of Sungy Mobile Limited, $0.0001 par value	35,000	$1.87(3)	$65,450.00	$8.43
Class A Ordinary Shares of Sungy Mobile Limited, $0.0001 par value	776,475	$1.9(3)	$1,475,302.50	$190.02
Class A Ordinary Shares of Sungy Mobile Limited, $0.0001 par value	3,108,763	$3.0358(4)	$9,437,686.34	$1,215.57
Class A Ordinary Shares of Sungy Mobile Limited, $0.0001 par value	3,308,487	$3.0358(5)	$10,044,015.12	$1,293.67
Total	14,840,855(6)	-	$28,343,647.59	$3,650.66

(1)	These shares may be represented by the Registrant’s ADSs, each of which represents six Class A ordinary shares. The Registrant’s ADSs issuable upon deposit of the Class A ordinary shares registered hereby have been registered under a separate registration statement on Form F-6 (333-192280).
(2)	Represents Class A ordinary shares issuable upon exercise of options and underlying the restricted shares under the Sungy Mobile Limited 2006 global share plan as amended and restated, or the 2006 Plan, 2010 global share plan as amended and restated, or the 2010 Plan, and 2013 share incentive plan, or the 2013 Plan (the “Plans”). Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement also covers an indeterminate number of additional shares which may be offered and issued to prevent dilution from share splits, share dividends or similar transactions as provided in the Plans.

(3)	The amount to be registered represents shares issuable upon exercise of outstanding options granted under the Plans and the corresponding proposed maximum offering price per share represents the exercise price of such outstanding options.
(4)	The amount to be registered represents restricted shares granted under the 2013 Plan and the corresponding proposed maximum offering price per share, which is estimated solely for the purposes of calculating the registration fee under Rule 457(h) and Rule 457(c) under the Securities Act, is based on the average of the high and low prices for the Registrant’s ADSs as reported on the Nasdaq Global Market on April 25, 2014.
(5)	These shares are reserved for future award grants under the Plans, and the corresponding proposed maximum offering price per share, which is estimated solely for the purposes of calculating the registration fee under Rule 457(h) and Rule 457(c) under the Securities Act, is based on the average of the high and low prices for the Registrant’s ADSs as reported on the Nasdaq Global Market on April 25, 2014.
(6)	Any Class A ordinary shares covered by an award granted under the Plans (or portion of an award) that terminates, expires or lapses for any reason will be deemed not to have been issued for purposes of determining the maximum aggregate number of Class A ordinary shares that may be issued under the Plans.

PART I

Information Required in the Section 10(a) Prospectus

Item 1. Plan Information.

Not required to be filed with this registration statement.

Item 2. Registrant Information and Employee Plan Annual Information.

Not required to be filed with this registration statement.

PART II

Information Required in the Registration Statement

Item 3. Incorporation of Documents by Reference

Sungy Mobile Limited (the “Registrant”) hereby incorporates by reference into this registration Statement the following documents:

(a) the Registrant’s prospectus filed with the Commission on November 22, 2013, including all amendments and exhibits thereto, pursuant to Rule 424(b) under the Securities Act of 1933, as amended (the “Securities Act”), relating to the registration Statement on Form F-1 (File No. 333-191846);

(b) The description of the Registrant’s Class A ordinary shares incorporated by reference in the Registrant’s registration statement on Form 8-A (File No. 001-36195) filed with the Commission on November 13, 2013, including any amendment and report subsequently filed for the purpose of updating that description.

All reports and definitive proxy or information statements filed pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this registration statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which de-registers all securities then remaining unsold shall be deemed to be incorporated by reference into this registration statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any subsequently filed document which also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

Item 4. Description of Securities

Not Applicable.

Item 5. Interests of Named Experts and Counsel

Not Applicable.

Item 6. Indemnification of Directors and Officers

Cayman Islands law does not limit the extent to which a company’s articles of association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to public policy, such as to provide indemnification against civil fraud or the consequences of committing a crime. Our memorandum and articles of association provide for the indemnification of officers and directors for losses, damages, costs and expenses incurred in their capacities as such unless such losses or damages arise from the dishonesty, willful default or fraud which may attach to such directors or officers. This standard of conduct is generally the same as permitted under the Delaware General Corporation Law for a Delaware corporation.

Pursuant to the indemnification agreements, the form of which was filed as Exhibit 10.3 to the Registrant’s registration statement on Form F-1, as amended (File No. 333-191846), the Registrant has agreed to indemnify its directors and officers against certain liabilities and expenses incurred by such persons in connection with claims made by reason of their being such a director or officer.

The underwriting agreement, the form of which was filed as Exhibit 1.1 to the Registrant’s registration statement on Form F-1, as amended (File No. 333-191846) provides or indemnification of the Registrant and its directors and officers for certain liabilities, including liabilities arising under the Securities Act, but only to the extent t, but only to the extent, that liabilities were made in reliance upon and in conformity with written information furnished to the Company by such underwriters specifically for use in such registration statement and certain other disclosure documents.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the Registrant pursuant to the foregoing provisions, the Registrant has been informed that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

The Registrant also maintains a directors and officers liability insurance policy for its directors and officers.

Item 7. Exemption from Registration Claimed

Not Applicable.

Item 8. Exhibits

See the Index to Exhibits attached hereto.

Item 9. Undertakings

A.	The undersigned Registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration statement;

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the Registration statement or any material change to such information in the Registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) above do not apply if the Registration statement is on Form S-8 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration statement.

(2)	That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new Registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

B.	The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration statement shall be deemed to be a new Registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

C.	Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Guangzhou, China, on April 30, 2014.

SUNGY MOBILE LIMITED

By:	/s/ Yuqiang Deng
Yuqiang Deng
Chairman and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints, severally and not jointly, each of Mr. Yuqiang Deng and Mr. Yingming Chang, with full power to act alone, as his true and lawful attorney-in-fact, with the power of substitution, for and in such person’s name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact full power and authority to do and perform each and every act and thing requisite and necessary to be done as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that each said attorney-in-fact may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ Yuqiang Deng	Chairman and Chief Executive Officer	April 30, 2014
Yuqiang Deng	(principal executive officer)

/s/ Winston Li	Chief Financial Officer (principal	April 30, 2014
Winston Li	financial and accounting officer)

/s/ Xiangdong Zhang
Xiangdong Zhang	Director	April 30, 2014

/s/ Yingming Chang
Yingming Chang	Director	April 30, 2014

/s/ Aihua Huang
Aihua Huang	Director	April 30, 2014

/s/ Fei Yang
Fei Yang	Director	April 30, 2014

/s/ David Ying Zhang
David Ying Zhang	Director	April 30, 2014

/s/ Xiaosong Zhang
Xiaosong Zhang	Director	April 30, 2014

/s/ Zhi Zhu
Zhi Zhu	Director	April 30, 2014

By:	/s/ Yuqiang Deng
Name:	Yuqiang Deng
Attorney-in-fact

By:	/s/ Yingming Chang
Name:	Yingming Chang
Attorney-in-fact

SIGNATURE OF AUTHORIZED REPRESENTATIVE IN THE UNITED STATES

Pursuant to the Securities Act of 1933, the undersigned, the duly authorized representative in the United States of Sungy Mobile Limited has signed this registration statement or amendment thereto in New York on April 30, 2014.

Authorized U.S. Representative

By:	/s/ Amy Segler
Name: Amy Segler, on behalf of Law Debenture Corporate Services Inc.
Title: Service of Process Officer

EXHIBIT INDEX

Exhibit Number	Exhibit

4.1	Seventh Amended and Restated Memorandum and Articles of Association of the Registrant (incorporated herein by reference to Exhibit 3.2 to the registration statement on Form F-1, as amended (File No. 333-191846))

4.2	Registrant’s Specimen Certificate for Class A Ordinary Shares (incorporated herein by reference to Exhibit 4.2 to the registration statement on Form F-1, as amended (File No. 333-191846))

4.3*	Deposit Agreement among the Registrant, the depositary and holders of the American Depositary Receipts

5.1*	Opinion and consent of Maples and Calder*

10.1	Amended and Restated 2006 Global Share Plan (incorporated herein by reference to Exhibit 10.1 to the registration statement on Form F-1, as amended (File No. 333-191846))

10.2	Amended and Restated 2010 Global Share Plan (incorporated herein by reference to Exhibit 10.2 to the registration statement on Form F-1, as amended (File No. 333-191846))

10.3	2013 Share Incentive Plan (incorporated herein by reference to Exhibit 10.30 to the registration statement on Form F-1, as amended (File No. 333-191846))

23.1*	Consent of KPMG Huazhen (SGP), Independent Registered Public Accounting Firm

23.2*	Consent of Maples and Calder is contained in Exhibit 5.1

24.1*	Power of Attorney (included with the signature pages)

*	Filed herewith.